Exhibit 4.21

THIRD AMENDMENT TO
SENIOR SECURED CONVERTIBLE NOTE

This Third Amendment to Senior Secured Convertible Note (this “Amendment”) dated as of November 13, 2023 (the “Effective Date”) is entered into by and between Chromocell Therapeutics Corporation, a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and together, the “Purchasers”).

RECITALS

A.       The Purchasers and the Company entered into that certain Securities Purchase Agreement dated as of April 17, 2023 (the “Original Agreement”), pursuant to which the Company agreed to sell and issue to each Purchaser, a senior secured convertible note, as amended on October 8, 2023 and October 24, 2023 (the “Original Note”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an aggregate principal amount of up to $540,000.

B.       Pursuant to the Original Agreement, the Company issued to the Purchasers the Original Notes in an aggregate principal amount of $393,807.99, on April 17, 2023.

C.       The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D.       Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.               Title. The title of the Original Notes is hereby deleted in its entirety and replaced by the following:

“SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DUE FEBRUARY 29, 2024”

2.               Preamble. The preamble of the Original Notes of the Original Agreement is hereby amended as follows:

(a)             The first paragraph of the Original Notes is hereby deleted in its entirety and replaced by the following:

“THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued Senior Secured Convertible Promissory Note of CHROMOCELL THERAPEUTICS CORPORATION, a Delaware corporation (the “Company”), designated as its Senior Secured Convertible Promissory Note due on or after February 29, 2024 (this “Note”). This Note is one of a series of convertible notes issued pursuant to the terms of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.”

(b)            The definition of the Maturity Date in second paragraph of the preamble is hereby replaced by the following:

“on or after February 29, 2024 (the “Maturity Date”)”

3.               Miscellaneous.

(a)             Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b)             Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c)             Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

CHROMOCELL THERAPEUTICS CORPORATION,
a Delaware corporation

By: /s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Interim CEO and Chief Financial Officer

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: AME Equities LLC

By: /s/ Ruth Friedman
Name: Ruth Friedman
Title: Manager

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: Aperture Healthcare Ventures Ltd.

By: /s/ Avi Wachtsman
Name: Avi Wachtsman
Title:

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: Balmoral Financial Group LLC

By: /s/ Ezra Friedberg
Name: Ezra Friedberg
Title: General Partner

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: Boswell Prayer Ltd.

By: /s/ Rochelle Gross
Name: Rochelle Gross
Title: Director

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: David Danovitch

By: /s/ David Danovitch
Name: David Danovitch
Title:

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: DB Investor Group LLC

By: /s/ David Bocchi
Name: David Bocchi
Title: Trustee

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: MDB Merchants Park LLC

By: /s/ Michael Bodner
Name: Michael Bodner
Title: Manager

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: Motif Pharmaceutical Ltd

By: /s/ Zachary Klein
Name: Zachary Klein
Title: Director

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: Nobi Investments Limited

By: /s/ Ariel Belilo
Name: Ariel Belilo
Title: Director

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER: John Riley

By: /s/ John Riley
Name: John Riley
Title:

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:Sargeant Capital

By: /s/ Dan Nir
Name: Dan Nir
Title: Managing Partner

Signature Page to Third Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:Hamilcar Portfolio

By: /s/ Eli Hassett
Name: Eli Hassett
Title: Director

Signature Page to Third Amendment to Original Note

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